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                                                                    EXHIBIT 10.1

(Rev8-04-5)
                                    AGREEMENT

         Agreement made as of December 1, 2003, by and between Mid-State Raceway, Inc. with a mailing address at P.O. Box 860 Vernon, New York 13476 (hereinafter referred to as "Raceway") and Harness Horse Association of Central New York, Inc. with a mailing address at P.O. Box 586 Vernon, New York 13476 (hereinafter referred to as the "Association").

                                   WITNESSETH:

         Whereas, Raceway was licensed in 2003 and believes that it will be licensed in 2004 to conduct and engage in the business of conducting harness race meetings at a race track owned and operated by Raceway in Vernon, New York known as "Vernon Downs" (hereinafter "Vernon Downs"); and

         Whereas, the Association consists of owners, trainers and drivers of harness horses who participate in meetings both at Vernon Downs and elsewhere in United States and Canada; the Association was organized and exists for the purpose of promoting the sport of harness racing; and the Association has been recognized as the exclusive bargaining agent for all owners, trainers, and drivers engaged in harness racing at Vernon Downs; and

         Whereas, the parties desire to promote harness racing at Vernon Downs by providing reasonable compensation to the owners, trainers and drivers participating at meetings at Vernon Downs, increasing overall interest in harness racing by encouraging top quality competitive harness racing at Vernon Downs, and providing exciting and enjoyable harness racing for the general public, and

         Whereas, the pari-mutuel retention derived from harness race meets and simulcasts and from other forms of legally permissible wagering conducted at Vernon Downs constitutes a reasonable basis for the determination of the financial arrangement between the parties.

         NOW THEREFORE, in consideration of the premises and the covenants, terms and conditions hereincontained and for other good and valuable consideration each to the other in hand paid, the receipt and sufficiency of which is hereby jointly acknowledged, the parties hereto do hereby agree as follows:

         1. Quality and Integrity of  Racing.

                  (a) General. Raceway and the Association agree to use their best efforts to encourage and induce owners of harness horses, whether or not such owners are members of the

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Association, to participate in meetings conducted by Raceway at Vernon Down or elsewhere. The parties further agree to use their best efforts to promote the interests of Vernon Downs in order to increase the attendance and handle and thereby increase the profitability to Raceway, the amount of funds available to participating horsemen, and the quality and excitement of the harness racing provided to the general public. The benefits set forth in this agreement ("Agreement") shall inure to the benefit of Raceway, the Association and all owners, trainers and drivers who participate at Vernon Downs (whether or not such owners, trainers and drivers are members of the Association) except as herein expressly provided to the contrary.

                  (b) Race Program. Raceway will employ a competent Director of Racing (designated by, and upon terms and conditions acceptable to, Raceway in its sole and absolute discretion) and the Association will support the efforts of said Director of Racing to write conditions as appropriate for the benefit of the entire program. Raceway shall notify an Association representative prior to reopening events or altering race conditions. Neither the Association nor its designated representatives will interfere in any way with the normal operations of the Racing Office or Vernon Downs.

                  (c) Integrity of Racing. In an effort to further the professionalism of the sport and increase the confidence of the racetrack patron, any licensed owner, trainer, or driver who receives a suspension of 30 days or more from any state or international racing authority shall not be permitted to race at Vernon Downs until such time as the suspension has been served or lifted. In the event of an appeal, said driver, trainer or owner shall not be permitted to race at Vernon Downs while the appeal is pending.

         2. Purse Account and Purse Payment.

                  (a) Purse Account. Raceway has opened and designated Account No.946-1352632 at the Fleet Bank as the "Purse Account": (i) into which shall be deposited Raceway's Annual Purse Payment (as defined), sums paid by the Breeder's Fund (the "Breeder's Payments") and fees paid by the horsemen; (the "Horsemen's Payments") and (ii) from which shall only be paid purses, Driver Minimums (as defined) and the Administrative Distribution (as defined). Raceway will provide the Association with a weekly accounting of contributions (both in the aggregate and by source) into and distributions from the Purse Account substantially in the form annexed hereto as Exhibit "A"; the first of which weekly accountings shall be for the first full week during which live races are tun at Vernon Downs during each of 2004 and 2005, respectively, and the last of which weekly accountings shall be for the week ending immediately following November 30, 2004 and the expiration of the Term (as defined), respectively.

                  (b) Raceway Annual Purse Payment. The payment to be made by Raceway into the Purse Account for payment in each of 2004 and 2005, respectively, of purses, Driver Minimums (as defined) and Administrative Distribution (the "Annual Purse Payment") shall be in the sum determined in accordance with the provisions of Exhibit "B" annexed hereto and made a part hereof.

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                  (c) Initial Determination of Purses and Purse Adjustments.
Purses for races run in the first month during which live racing shall be held at Vernon Downs during each of 2004 and 2005, respectively, shall be calculated by Raceway (and payments to the Purse Account for such month's races made by, or on behalf of, Raceway) as if Raceway had guaranteed purse payments for the entire year 2004 in the amount of $1,900,000 and there were 96 race days in number. Purses for races run in each of the succeeding months of 2004 and 2005, respectively, during which races are run shall be calculated by Raceway (and payments to the Purse Account for such month's races made by Raceway): (i) in accordance with Exhibit "B"; (ii) based upon the actual live racing, simulcast and OTB revenues and VLT Revenues for the immediately preceding month, or, if not available, the most recent available monthly period; and (iii) based upon the number of race days remaining in the Racing Season (as defined) for 2004 and 2005, respectively. Using the foregoing as a guide, Raceway shall use its best efforts in good faith to adjust purses during the course of each meet taking into account seasonal business trends so as to minimize the fluctuation of purses during each meet and to attempt to limit any balance due to the Purse Account at the conclusion of any meet (the "Annual Carry Over") to no more than $100,000. The purse payments will be reviewed monthly by the President of Raceway and the President of the Association.

                  (d) Underpayments. To the extent that the actual amount paid into the Purse Account by Raceway during either of 2004 or 2005, as the case may be, is less than the Annual Purse Payment, as finally determined, the full amount of any such deficiency ("Underpayment") shall be paid by Raceway into the Purse Account . To the extent that the Underpayment is either (i) $100,000 or less, or (ii) if more than $100,000, in an amount consented to in writing by the Association, it shall be retained in the Purse Account and utilized for the payments from the Purse Account in the next succeeding year, subject to the provisions of subparagraph 16(b) hereof. Subject to the written consent of the Association pursuant to clause 2(d) (ii) hereof, to the extent that the Underpayment exceeds the sum of $100,000 then and in that event any such excess ("Excess Underpayment") shall be distributed to the owners of horses which participated in races run during the 2004 or 2005 Racing Season, as the case may be, as follows: (A) The Excess Underpayment shall be divided by the total number of races run during the subject Racing Season in order to determine the "Per Race Amount"; and (B) the Per Race Amount shall be allocated to each race run during the Racing Season and shall be paid out to the participants therein in the same proportions as were distributions of the original purse allocable to such race.

                  (e) Overpayments. To the extent that the actual amount paid into the Purse Account by Raceway during or with respect to 2004 or 2005, as the case may be, is in excess of the Annual Purse Contribution applicable to such calendar year, as finally determined, the full amount of any such excess shall be credited against Raceway's Annual Purse Contribution for the next succeeding year or years, as the case may be, irrespective of the termination or expiration of this Agreement.

                  (f) Purse Allocations.

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                           (i) Not less than 90% of the money available for the
payment of purses (exclusive of the Administrative Distribution) shall be allocated and paid during the 2004 and 2005 Racing Season, respectively, exclusively for purses for overnight races.

                           (ii) Up to 10% of the money available for the payment
of purses (exclusive of the Administrative Distribution) may, in the sole and absolute discretion of Raceway be allocated and paid during the 2004 and 2005 Racing Season, respectively, exclusively for purses for non- overnight races.

                           (iii) The amount of any purse in excess of $7,500
payable with respect to a race shall be charged against the 10% described in subparagraph 3(f)(ii) hereof unless (A) such race is an overnight race and prior to the running of such race the Association waives such "charge", or (B) Raceway contributes any such excess to the Purse Account.

                           (iv) An "overnight race" shall be and mean a race
which is listed on the weekly (or more frequently prepared) condition sheet prepared by Raceway's Race Secretary setting forth: (A) the races for a horse for which a horse may be entered; (B) the closing day and hour for entries in such races; (C) where no prior nomination, declaration or commitment is required before making the entry; and (D) where no nominating, sustaining or starting fees are required.

                  (g) Net Accrual

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                           (i) Subject to the provisions of subparagraph
2(g)(ii) hereof, on or before the first day when live racing is conducted in the 2004 and 2005 Racing Season, respectively, the parties hereto shall cause the Net Accrual (as defined) to be deposited in the Purse Account for disposition pursuant to the provisions of Paragraph 2 hereof; which Net Accrual shall be and be deemed to be a portion (and credited against the obligation of Raceway for the payment) of the Annual Purse Payment for 2004 or 2005, as the case may be;

                           (ii) If live racing does not commence at Vernon Downs
on or before May 1st during 2004 or 2005, as the case may be, then and in that event, Raceway shall thereafter promptly take such actions and execute such documents as shall be reasonably necessary to disburse the Net Accrual (together with any interest earned thereon) to the Association; and in connection therewith the Association shall: (1) retain the Net Accrual, as trustee, for and on behalf of the Horsemen participating in harness horse races at Vernon Downs;
(2) deposit the Net Accrual in the purse account of the entity first conducting harness horse races at Vernon Downs subsequent to the Association's receipt of such Net Accrual; and (3) indemnify and hold harmless Raceway from and against any and all costs, expenses, losses, liabilities, judgments, awards and demands (including reasonable attorneys fees) arising out of or relating to the payment of the Net Accrual to the Association and/or claims of any horsemen participating (in the past or future) in harness horse races at Vernon Downs for or with respect to the Net Accrual and/or the actions of the Association with respect thereto; and

                           (iii) For purposes of this Agreement the terms: "Net
Accrual" shall be and mean the payment which would be required to be made by Raceway to the Purse Account (a) with respect to the 2004 Racing Season for the months of December 2003 and January, February and March, 2004 and until the earlier of either the first day when live racing is conducted at Vernon Downs or May 1st of such year, and (b) with respect to the 2005 Racing Season for the months of December 2004 and January, February and March, 2005, and until the earlier of either the first day when live racing is conducted at Vernon Downs or May 1st of such year, as the case may be, in each case pursuant to the Formula Amount as defined and determined in accordance with (and subject to the limitations set forth in) the provisions of Schedule 1 of Exhibit "B";

                           (h) ) With respect to each month in 2004 or 2005,
respectively, subsequent to April 2004 or 2005, as the case may be, and prior to December 2004 or 2005, as the case may be, during or prior to which live racing does not or has not commenced at Vernon Downs, as the case may be, Raceway shall pay over to the Association (in lieu and instead of deposit in the Purse Account) the payment which would be required to be made by Raceway to the Purse Account for such month pursuant to the Formula Amount as defined and determined in accordance with (and subject to the limitations set forth in) the provisions of Schedule 1 of Exhibit "B"; such payment to be made prior to the end of the next succeeding calendar month; and the amounts paid over to the Association pursuant to this subparagraph 2(h) hereof shall be retained and disposed of in the same manner (and subject to the same rights and obligations of the Association) as set forth in subparagraph 2(g)(ii) hereto;.

                  (i) The Association shall have the right during normal business hours, on reasonable notice and at the location where the same are normally kept, to audit the books and records of Raceway

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relating to the receipt of proceeds from pari-mutuel wagering, OTB Commissions,
Simulcast revenues and VLT Revenues, and to make abstracts and copies thereof.

                  3. Racing Calendar.

                  (a) Subject to the provisions of subparagraph 3(f) hereof, the live harness horse race meet (the "Racing Season") for each of 2004 and 2005, respectively, will commence (subject to the receipt by Raceway of its 2004 and 2005 live racing licenses, as the case may be) on April 1, 2004 and 2005, as the case may be (the "Commencement Date") and will conclude on October 31, 2004 and 2005, as the case may be ( the "Conclusion Date"); provided however that if live racing at Vernon Downs commences later than April 3, 2004 or 2005, respectively, then and in either such event the Conclusion Date shall be extended for that additional number of days as shall be equal to the number of days elapsing between April 3 of such year and the date upon which live racing commences at Vernon Downs. Raceway will guarantee 120 Race Days(as defined) during the 2004 Racing Season at the rate of at least four Race Days per week. Raceway and the Association shall agree upon the number of Race Days for the 2005 Racing Season which Race Days shall, be not less than 120 (subject to the availability of horses) at the rate of at least four Race Days per week unless otherwise agreed to in writing by the parties. In the event that either party seeks an increase in number of Race

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Days during the 2005 Racing Season the parties shall submit the issue of the number of Race Days during the 2005 Racing Season to negotiation pursuant to the provisions of Paragraph 14 hereof; such negotiation to be commenced by either party by notice to the other no later that October 31, 2004. Race Days during the 2004 and 2005 Racing Seasons, respectively, will be primarily Wednesday through Saturday, with Monday races held on Memorial Day and Labor Day (at the times specified by Raceway in its sole and absolute discretion); provided however that any Race Days in excess of 90 Race Days during the 2004 or 2005 Racing Season will be primarily Monday, Tuesday or Sunday (except as otherwise provided in subparagraph 3(a) hereof).

                  (b) Anything in this Paragraph 3 hereof to the contrary notwithstanding, Raceway shall have the right (exercisable in its sole and absolute discretion) to cancel (and reschedule within the same week) from time to time and on one or more occasions one or more racing days for the purpose of holding "special events" at Vernon Downs provided that written notice of any such cancellation shall be transmitted to the Association at least 14 days prior to the race date subject to such cancellation.

                  (c) Anything in this Agreement to the contrary notwithstanding, Raceway shall have no liability to the Association, the horsemen or anyone else claiming any rights under this Agreement in the event Raceway is unable to hold, or is required to cancel any daily race meet, or part thereof at Vernon Downs, during the term of this Agreement because of circumstances beyond its control including, without limitation, fire, flood, war, riot, civil insurrection, civil or military authority, inclement weather or other act of God, or, in any event, because of circumstances resulting from work stoppages, boycotts or other labor disputes.

                  (d) A "Race Day" shall be and mean (i) a consecutive period of 24 hours during which, (ii) live harness horse racing is conducted at Vernon Downs and (iii) subject to the sufficiency of applicants for participation in races, at least 9 pari-mutuel races are scheduled and (iv) no more than 13 pari-mutuel races are scheduled. All overnight races will be conducted at a distance of one mile unless agreed to in writing by the Association.

                  (e) Raceway may conduct up to five Superfecta wagering events on any Race Day, each containing 9 horses, as shall be determined in Raceways' sole and absolute discretion; provided however that (i) during the 2004 and 2005 Racing Season, all 9 horse fields shall have a total of 3% of the regular purse added to the regular purse and such 3% will be paid to the 6 place finisher, and
(ii) maiden trotters NW 1 PM cannot be included in a 9 horse race; provided further, however that the limitations contained in clauses (i) and (ii) of this subparagraph 3(e) shall be of no further force and effect from and after the date upon which either (i) the utilization of the "chute" is re-instituted or
(ii) the track or racing distance is altered to the written satisfaction of the Association. Anything is this subparagraph 3 (e) hereof to the contrary notwithstanding Raceway may "re-open" a class to increase the entrants in a race to 9 in number without the consent of the Association but with an increase of 3% of the regular purse added to the regular purse.

                  (f) Raceway and the Association shall agree upon the Commencement Date and Conclusion Date for the 2005 Racing Season which shall in any event consist of not less than a 30 consecutive week period occurring during the period from March 1, 2005 to November 10, 2005.

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         4. Administrative Distribution.

                  (a) Raceway shall pay the Association out of the proceeds deposited in the Purse Account, for the Association's administrative purposes the sum of $3,000 per month (the "Base Stipend"). Payment of such monthly stipend shall be in arrears on or before the 10th day of the next succeeding month. In addition, Raceway will at its own cost and expense pay for the insurance described in subparagraph 8(a) hereof.

                  (b) (i)   Subject to the conditions set forth in subparagraphs
4(b)(ii)and (iii) hereof, Raceway shall pay to the Association out of the proceeds deposited in the Purse Account, an amount (the "Special Distribution) equal to 6 % of the Raceway's 2004 and 2005 Annual Purse Payment (exclusive of the Breeder's Payments and the Horsemen's Payments) to be used solely and exclusively by the Association for the benefit of the Horsemen at Vernon Downs (including, without limitation for Horsemen Benefits, as defined) Driver Trainer Award, "Black Box Testing Expenses and for administrative expenses of the Association. The term "Horsemen Benefits" shall be and mean medical, dental, disability and/or retirement benefits and/or premiums on insurance providing such benefits. The Special Distribution shall be paid in monthly installments on the 10th day of the next succeeding month. For purposes of this Agreement the term "Administrative Distribution" shall be and mean the sum of the Base Stipend and the Special Distribution.

                      (ii) Should the Association, in its sole discretion, decide to provide Horsemen Benefits such Horsemen Benefits will be paid and payable to all horsemen participating at Vernon Downs irrespective of whether they are or are not members of the Association; and

                      (iii) The payment of the Special Distribution shall be subject to and condition upon the receipt by the Association and Raceway of a written consent or approval to this Agreement and the terms and conditions hereof issued by the New York State Racing and Wagering Board.

                  (c) Raceway shall have the right during normal business hours, on reasonable notice and at the location where the same are normally kept, to audit the books and records of the Association relating to the receipt and disposition of the Special Distribution and provision of Horsemen Benefits to the horsemen participating in harness horse racing at Vernon Downs, and to make abstracts and copies thereof.

                  (d) The Association shall pay to recipients thereof out of the proceeds of the Administrative Distribution, Driver/Trainer awards in the aggregate amount of $10,000. An award recipient must be a member of the Association by July 1, 2004 or 2005, as the case may be; and all award recipients shall be chosen by the Association in its sole discretion.

                  (e) Raceway shall pay to the recipients thereof out of the proceeds deposited in the Purse Account (in accordance with the rules and regulations of the New York State Racing and Wagering Board) Driver Minimum payments as follows. Each participating and finishing driver in each race

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(other than baby races, sire stakes and/or special events such a amateur and/or media races) shall be paid a minimum of $10.00 for participating and finishing such race.

         5. Term. The term of this Agreement shall commence as of December 1, 2003 and, subject to the provisions of subparagraph 16 (a) hereof, expire on November 30, 2005 or, if later, the Conclusion Date. The parties shall meet and negotiate a new contract no later than sixty (60) days prior to the expiration of this Agreement; provided however that if prior to the expiration of this Agreement the parties hereto have not executed an agreement effective for the period commencing on the day following the expiration of this Agreement, then and in that event this Agreement (a) shall be automatically extended for ninety
(90) days and (b) thereafter can be extended for additional ninety (90) day increments by mutual written agreement of the parties. Any new agreement will be effective retroactive to the day following the expiration of this Agreement.

         6. Office Space. Raceway acknowledges that it has rented office space (the "Association Offices") to the Association in the new building adjacent to the current administration building for a rental of $400 per month for a period of ten years commencing December 1, 1999, and terminating on November 30, 2009; and that the entire ten year rental has been prepaid. The Association may install and maintain in the Association Offices, at its expense, a telephone, provided that the use thereof will be in compliance with the regulations of the New York State Racing and Wagering Board. The Association does hereby expressly agree to indemnify and hold harmless Raceway from any liability, claim, demand or judgment of any kind or nature (including without limitation, violations of the Racing Law and/or the rules and regulations adopted by the New York State Racing and Wagering Board, fire, casualty, personal injury or wrongful death) arising from or relating to: (a) the use of the Association Offices and (b) the actions of the Association, its officers and/or directors taken and/or authorized to be taken on the premises of Vernon Downs.

         7. Backstretch.

                  (a) Subject to the provisions of subparagraph 7(b) hereof during the Term, the winter stall rent (for period of the Term outside of the 2004 Racing Season) shall remain at $70.00 per month per stall; and Raceway shall maintain such facilities in substantially the condition existing during the 2002/2003 winter season; and

                  (b) Raceway and the Association shall negotiate for the winter stall rent (for the period of the Term outside of the 2005 Racing Season) to reflect increases in direct operating costs relative thereto; and failing such agreement the rate shall remain at the rate applicable to the 2004 Racing Season.

         8. Insurance.

                  (a) Raceway will, at its own cost and expense, procure and keep in effect during the Term of this Agreement accidental death and dismemberment, hospitalization and disability insurance for drivers, trainers, assistant trainers, and grooms. Medical coverage shall be $20,000, per person and not per incident, accidental death and dismemberment shall be $10,000, disability shall be $250 per week with a maximum of 104 weeks; and

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                  (b) The Association will, at its own cost and expense, provide equipment insurance for sulkies and jog carts for all Association members pursuant to the Association Rules and Regulations pertaining thereto at the time; and Raceway shall have no obligation for the payment for the damage or destruction of any sulkies and/or jog carts.

         9. Statutory Compliance. During the Term: (a) Raceway shall use its best efforts to ensure full compliance by Raceway and its officers, directors, shareholders and employees; and (b) the Association will use its best efforts to ensure full compliance by the Association, horsemen, trainers, drivers and owners, in both cases, with the Racing Law and the rules and regulations of the New York State Racing and Wagering Board.

         10. Non-Discrimination. Neither Raceway nor the Association shall discriminate against any person on the basis of race, religion, creed, age, sex, or national origin. In addition, Raceway shall not discriminate against any members of the Association by reasons of their membership therein nor shall the Association discriminate against employees of Raceway by reason of their employment. Payment of purses shall be made without regard to whether a person entitled thereto is a member or a non-member of the Association.

         11. Business Disruption. During the Term of this Agreement:

                  (a) Neither the Association nor its members, officers or directors shall engage in any strike, slowdown, work stoppage, refusal to race, or engage in any other activities that might restrict or limit in any manner Raceway's operations at Vernon Downs; and

                  (b) Raceway shall not cause or permit any lockout of the members of the Association; during the term of this Agreement; and

                  (c) Neither party shall engage in any subterfuge of any kind for the purpose or effect of defeating or abating the terms hereof.

         12. Roster. Raceway shall provide to the Association a copy of the stable personnel form consisting of a list of owners, trainers and drivers at Vernon Downs together with a schedule of the names (and if available the addresses) of the recipients of purse payments during 2004 and 2005, respectively; which listing shall include the name and local address where available upon the written request of the Association made no more than four times during the Term. The Association shall not disclose such names or addresses to any third party without the prior written consent of Raceway. The Association shall provide Raceway with a current list of the Association's member; which listing shall include the name and local address where available, upon the written request of Raceway made no more than four times during the Term. Raceway shall not disclose such names or addresses to any third party without the prior written consent of the Association.

         13. Management Rights and Obligations.

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                  (a) Nothing in this Agreement shall restrict or limit in any manner the absolute discretion of Raceway, its officers, or its Board of Directors in the operation of Vernon Downs except as herein expressly provided to the contrary.

                  (b) Subject to the full and timely performance by the Association, its officers, directors and members of their respective duties and obligations herein contained, Raceway shall:

                           (i) maintain the track racing and training surface in
accordance with industry standards for each type of track, respectively;

                           (ii) use its best efforts in good faith to prepare
for and clean up after each "special event" (such as concerts) so as to minimize, to the extent reasonably possible, the impact thereof on the ability of the horsemen to utilize the back stretch and/or training facilities at Vernon Downs;

                           (iii) advise the Association of any pending
negotiations with respect to distribution of revenue from off-track sources resulting from the transmission of racing information;

                           (iv) on a monthly basis meet with representatives of
the Association for the purpose of (A) exchanging views with respect to the facilities and operations of Vernon Downs and (B) reviewing written notifications by the Association of any claimed hazardous, dangerous or substandard conditions and proposed improvements; provided however, that the decisions by Raceway with respect to all such matters shall be final;

                           (v) use its best efforts in good faith to notify all
stall applicants of stall space allocations at least two weeks prior to the commencement of each Racing Season. The assignment of stalls shall be within the sole and absolute discretion of Raceway; provided however that Raceway shall not deny stall space solely by reason of membership in, or activity on behalf of, the Association or a duly constituted horsemen's committee;

                           (vi) not, by means of agreement or otherwise, seek to
establish or impose upon the horsemen a monopoly and other anti-competitive requirements concerning horseshoers, feedmen, tack suppliers or any other suppliers or servicemen customarily used by horsemen;

                           (vii) not impose any charge for stall space or manure
removal or impose any charges for tack rooms, electricity, water and/or track maintenance during the Term except as otherwise specifically provided for herein; and shall provide suitable stall space to qualified applicants during the Racing Season;

                           (viii) maintain groom's quarters or other suitable
grooming accommodations pursuant to Raceway's rules and regulations, for grooms listed in the horsemen's stable registrations at a rental fee, per groom, of $50.00 per month together with a deposit of $50.00 (in both cases, payable in advance). Heat and electricity for such groom's quarters will be provided without additional charge; and

                           (ix) permit qualifying races to continue to be
scheduled as has been the practice in the past.

                  (c) Raceway shall accept approval by the Association to be manifest by approval by the Board of Directors of the Association; provided however that the Association shall indemnify and hold harmless Raceway from and against any and all costs, expenses, losses, liabilities, judgments, awards and demands (including reasonable attorneys fees) arising out of or relating to claims by Association members and/or stockholders arising out of or relating to any such consent or approval and/or the acceptance thereof and/or reliance thereon by Raceway.

         14. Arbitration. Any dispute, claim or controversy between Raceway and the Association over the rights or obligations of the parties under the terms of this Agreement (including, without limitation, disputes as to the computation of the Annual Purse Computation), which remains unresolved after diligent and good faith efforts by each party, shall be submitted to binding arbitration in accordance with the rules and regulations of the American Arbitration Association then obtaining. Such arbitration shall be held in the City of Utica, State of New York before a panel of three arbitrators, one of which shall be designated by Raceway, one of which shall be designated by the Association and one of which shall be designated by the other two arbitrators. The decision of a majority of the arbitrators shall be binding; and the award of the arbitrators shall be enforceable in any court of competent jurisdiction; provided however, that any determination of the New York Racing and Wagering Board as to the meaning or intent of any relevant statutory or regulatory matters shall be final and binding on the parties hereto and the arbitrators unless such determination is successfully challenged in a court of law.

         15. Severability. In the event that any provision of this Agreement is declared invalid or ineffective by the New York State Racing and Wagering Board or a court of competent jurisdiction, the remaining provisions hereof shall remain in full force and effect; provided however, that if any provision relating to the contributions into and/or payments out of the Purse Account are deemed invalid or ineffective, either party hereto shall have the right to immediately reopen this Agreement for the purpose of renegotiating the terms and conditions of any such invalid or ineffective provisions.

         16. Termination.

                  (a) Anything in this Agreement to the contrary notwithstanding, Raceway shall have the right to terminate this Agreement and the Term in the event that (a) it is not issued valid live racing and simulcast licenses for 2004 or 2005 by the New York State Racing and Wagering Board and/or
(b) if at any time during 2004 or 2005 Raceway's live racing and/or simulcast licenses are suspended, canceled, revoked, rescinded, or terminated or made subject to conditions that are unacceptable to Raceway by the New York State Racing and Wagering Board and Raceway ceases to run harness horse races at Vernon Downs at which pari-mutuel wagering is permitted and occurs and all other operations relating to such harness horse races. Raceway shall exercise such termination by written notice to the Association.

                  (b) If this Agreement is terminated by Raceway prior to November 30, 2004 or 2005, respectively, pursuant to the provisions of subparagraph 16(a) hereof, then and in that event: (i) Raceway shall pay any Underpayment (computed to the date of such termination) plus any Net Accrual to the Associations within 30 days of any such termination; (ii) the Association shall retain the Underpayment, as trustee, for and on behalf of the Horsemen participating in harness horse races at Vernon Downs subsequent to the date of such termination; (iii) the Association shall deposit the Underpayment in the purse account of the entity first conducting harness horse races at Vernon Downs subsequent to such termination; and (iv) the Association shall indemnify and hold harmless Raceway from and against any and all costs, expenses, losses, liabilities, judgments, awards and demands (including reasonable attorneys fees) arising out of or relating to the payment of the Underpayment to the Association and/or claims of any horsemen participating (in the past or future) in harness horse races at Vernon Downs for or with respect to the Underpayment and/or the actions of the Association with respect thereto.

         17. Black Box Testing Expenses. Raceway and the Association shall, prior to the commencement of the 2004 and 2005 Racing Season agree upon a procedure for the "black box" random testing of contestants in harness horse racing at Vernon Downs. The costs and expenses of such testing ("Black Box Testing Expenses") shall be borne equally by Raceway and the Association; provided however, that without the prior written consent of the Association, its share of such Testing Expenses shall not exceed $12,650 for either such Racing Season; provided further however that Raceway shall have no obligation to commence or continue such testing in the absence of the continued contribution to the Testing Expenses by the Association as herein provided.

         18. Association Consents. Simultaneously with the execution hereof the Association shall execute and deliver to Raceway the three letters set forth as Exhibit "C" annexed hereto; and during the Term the Association shall promptly execute and deliver such other and further consents, authorizations or permissions necessary to permit Raceway to limit its Race Days to 120 for the 2004 Racing Season and the number agreed to by the parties (or pursuant to negotiation as herein provide) for the 2005v Racing Season and/or continue unlimited and unrestricted simulcast operations.

         19. Integration. This Agreement constitutes the sole and entire agreement between the parties with respect to the subject matter herein contained and supercedes any and all prior oral or written agreements, all of which are hereby rendered null and void and of no further force or effect. This Agreement shall be governed and construed in accordance with the laws of the State of New York; can only be amended by a writing executed by both of the parties

                      REMAINDER OF PAGE INTENTIONALLY BLANK
hereto; and shall inure to the benefit of and be binding upon the parties hereto and their respective successor, transferees, heirs, assigns and beneficiaries.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                MID-STATE RACEWAY, INC.:          HARNESS  HORSE
                                        ASSOCIATION OF CENTRAL NEW YORK:

__________________________________      __________________________________
                                            Hoolae Paoa
                                                 Richard Papa

State of New York   )
                      ) ss
County of Oneida    )

         On the day of December in the year 2003, before me personally came HOOLAE PAOA, to me known, who, being by me duly sworn, did depose and say that he is the president of MID-STATE RACEWAY, INC, the corporation described in and which executed the above instrument, and that he signed his name thereto by authority of the board of directors of said corporation.

                                        _______________________________
                                             Notary Public

State of New York   )
                      ) ss
County of Oneida    )

         On the      day of December in the year 2003, before me personally came
RICHARD PAPA, to me known, who, being by me duly sworn, did depose and say that he is the president of HARNESS HORSE ASSOCIATION OF CENTRAL NEW YORK, the corporation described in and which executed the above instrument, and that he signed his name thereto by authority of the board of directors of said corporation.

                                        _______________________________
                                             Notary Public

                                   EXHIBIT "B"

                           RACEWAY 2003 PURSE PAYMENT

1. THE RACEWAY ANNUAL PURSE PAYMENT FOR THE 2004 AND 2005 RACING SEASON, RESPECTIVELY, SHALL BE IN AN AMOUNT EQUAL TO THE SUM OF THE FOLLOWING:

                           (a) the Formula Amount (as determined in accordance
                  with the provisions of Schedule 1 annexed hereto and made a part hereof; plus

                  (b) Net Horsemen VLT Revenues (as defined).

2.       For purposes of this Agreement the terms:

                  2. "VLT REVENUES" SHALL BE AND MEAN THE REVENUES DERIVED FROM THE INSTALLATION AND OPERATION OF VIDEO LOTTERY MACHINES ("VLT'S") AT VERNON DOWNS;

                  3. "STATUTORY SHARE" SHALL BE AND MEAN THAT PORTION, IF ANY, OF THE VLT REVENUES REQUIRED TO BE PAID BY STATUTE TO THE ASSOCIATION AND/OR THE HORSEMEN;

                  4. "CONDITIONAL OBLIGATION" SHALL BE AND MEAN THE OBLIGATION OF THE ASSOCIATION TO PAY TO RACEWAY THE AGGREGATE AMOUNT OF $250,000; WHICH CONDITIONAL OBLIGATION SHALL (EXCEPT AS HEREIN EXPRESSLY PROVIDED TO THE CONTRARY) BE PAID (WITHOUT INTEREST) SOLELY AND EXCLUSIVELY OUT OF THE STATUTORY SHARE FOR 2003 AND ALL SUBSEQUENT YEARS WHEN EVER AND HOWEVER PAID;

                  5. "NET HORSEMEN VLT REVENUES" SHALL BE AND MEAN: (I) FOR THE 2004 RACING SEASON, THE EXCESS, IF ANY OF THE STATUTORY SHARE FOR THE PERIOD DECEMBER 1, 2003 THROUGH NOVEMBER 30, 2004 OVER THE CONDITIONAL OBLIGATION. (II) FOR THE 2005 RACING SEASON, THE EXCESS, IF ANY OF THE STATUTORY SHARE FOR THE PERIOD DECEMBER 1, 2004 THROUGH NOVEMBER 30, 2005 OVER THE UNPAID PORTION OF THE CONDITIONAL OBLIGATION.

6. ANYTHING IN THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, THE ASSOCIATION (INDIVIDUALLY AND ON BEHALF OF THE HORSEMEN) SHALL PAY TO RACEWAY AND/OR PERMIT RACEWAY TO RETAIN IN SATISFACTION OF THE CONDITIONAL OBLIGATION 100% OF THE PROCEEDS OF THE STATUTORY SHARE (WHETHER EARNED OR ACCRUED DURING OR AFTER THE

         EXPIRATION AND/OR TERMINATION OF THIS AGREEMENT AND/OR FOR THE YEARS 2003 AND THEREAFTER AND/OR WHEN SO EVER PAID) UNTIL SUCH TIME AS RACEWAY SHALL HAVE RECEIVED FROM SUCH STATUTORY SHARE THE AGGREGATE AMOUNT OF $250,000. THE ASSOCIATION AND RACEWAY HAVE NEGOTIATED THE WITHIN REPAYMENT CONSISTENT WITH THE PROVISIONS OF SECTION 1612 IN EFFECT AS OF THE DATE OF THE EXECUTION OF THIS AGREEMENT; WITH THE INTENTION THAT SUCH REPAYMENT AND THE AGREEMENT WITH RESPECT THERETO SHALL SURVIVE ANY SUBSEQUENT MODIFICATION, ALTERATION OR AMENDMENT OF
         SECTION 1612 OR ANY OTHER PROVISION OF LAW. ANYTHING IN THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, IF THE ASSOCIATION AND/OR THE HORSEMEN ARE PROHIBITED FROM SATISFYING THE CONDITIONAL OBLIGATION OUT OF ITS OR THEIR STATUTORY SHARE, THEN AND IN THAT EVENT THE PAYMENT BY RACEWAY TO THE PURSE ACCOUNT FROM OTHER SOURCES (FOR 2004 AND/OR THEREAFTER) SHALL BE REDUCED BY AN AMOUNT EQUAL TO THE LESSER OF (a) 100% OF THE STATUTORY SHARE OR (b) THE CONDITIONAL OBLIGATION.

7. RACEWAY AND THE ASSOCIATION ACKNOWLEDGE THAT ANY BREEDER'S PAYMENTS AND/OR HORSEMEN'S PAYMENTS PAID INTO THE PURSE ACCOUNT FOR PURSES BY THE BREEDERS AND/OR HORSEMEN, AS THE CASE MAY BE, SHALL BE IN ADDITION TO THE RACEWAY ANNUAL PURSE PAYMENT.

                                   Schedule 1

                          Computation of Formula Amount

1. For purposes of this Agreement the term "Formula Amount" shall be and mean the sum computed as follows for the period commencing December 1, 2003 and ending November 30, 2004 and for the period December 1, 2004 and ending November 30, 2005, respectively:

50% of Net Track Commissions (as defined); PLUS

1.75% Statutory Purse Allocation (as defined) computed on Net Handle (as defined During Meet (as defined); PLUS

50% of OTB Commissions (as defined); PLUS

50% of Retained During Meet Simulcast Commissions (as defined); PLUS

6% of Net Handle (as defined) of Thoroughbred Signal-Out of Meet (as defined); PLUS

6% of Net Handle (as defined) of Harness IN State and Out of State Signal-Out of Meet (as defined); PLUS

1% of those OTB Commissions derived from Out-of State Harness Racing specifically provided to be paid to the purses pursuant to Section 1016.

2. For purposes of this Agreement the term:

"Takeout and Breakage" shall be and mean the amount of betting monies withheld from patrons at Vernon Downs (exclusive of "minus pools") During Meet (as defined);

"Net Track Commissions" shall be and mean the sum determined by reducing Takeout and Breakage by the sum of: (i) State Tax (on handle and breakage); (ii) Harness Breeders Fund Assessment; (iii) Track Capital Construction Contribution; and
(iv) Statutory Purse Allocation of 1.75% on track live handle;

"Net Handle" shall be and mean the excess of gross handle over the sum of scratches and refunds; and "gross handle" shall be and mean the amount of monies bet by patrons at Vernon Downs (exclusive of "minus pools");

"During Meet" shall be and mean the period of time commencing on the day of the first live harness horse race at Vernon Downs during 2004 and 2005, respectively, and terminating on the day of the last live harness horse race at Vernon Downs during 2004 and 2005, respectively;

"Out of Meet" shall be and mean the portion of 2004 and 2005, respectively, not falling within the definition of "During Meet";

"Thoroughbred" shall be and mean all breeds of horses other than Standardbreds, commonly referred to as Harness Horses;

"OTB Commissions" shall be and mean commissions paid by OTB to Raceway less 1% of those OTB Commissions derived from Out-of State Harness Racing specifically provided to be paid to the purses pursuant to Section 1016;

"Simulcast Commissions" shall be and mean commissions (other than OTB Commissions) received by Raceway (including its parent, subsidiary or related companies) with respect to the transmission of both inbound and outbound signals generated by wagering done on or off site, either in person, by telephone or any other means permitted by law; including any and all moneys (including the Simulcast Proceeds as herein defined) due to the Purse Account from those sources pursuant to this agreement;

"Retained During Meet Simulcast Commissions" shall be and mean the excess of Gross During Meet Simulcast Commissions (as defined) over Transmission Commissions (as defined);

"Gross During Meet Simulcast Commissions" shall be and mean the Simulcast Commissions received by Raceway with respect to the transmission of both inbound and outbound signals During Meet less, in both cases, pari-mutuel taxes;

"Transmission Commissions" shall be and mean any fees paid by Raceway to other tracks in connection with the receipt of simulcast signals during 2004 and 2005, respectively; and

"VLT Revenues" shall be and mean the revenues received and retained by Raceway (prior to allocation to the Horsemen and/or the Breeders) derived from the operation of video lottery terminals at Vernon Downs during the period December 1, 2003 through November 30, 2004 and December 1 2004 through November 30, 2005, respectively.